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Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts" and to the use of our report on the consolidated financial statements of Firstmark Communications Participations S.á.r.l. and subsidiaries dated March 17, 2004, in Amendment No. 2 to the Registration Statement (Form S-1 No. 333-115589) and related Prospectus of Cogent Communications Group, Inc. for the registration of shares of its common stock.

                      /s/ Ernst & Young S.A.

Luxembourg, Grand Duchy of Luxembourg
October 4, 2004

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM